Exhibit 11

                                  United States Cellular Corporation
                               Computation of Earnings Per Common Share
                               (in thousands, except per share amounts)

    Three Months Ended June 30,                                    1994         1993
    ----------------------------------------------------------------------------------

    Primary Earnings
             Net Income (Loss) Available to Common              $  6,185     $ (4,195)
                                                                ========      =======

    Primary Shares
             Weighted average number of Common and Series A
              Common Shares Outstanding                           77,417       54,836
             Additional shares assuming issuance of:
              Options and Stock Appreciation Rights                   60          ---
              Convertible Preferred Shares                         1,071          ---
              Common Shares Issuable                               1,039          ---
                                                                --------      -------
             Primary Shares                                       79,587       54,836
                                                                ========      =======
    Primary Earnings per Common Share
             Net Income (Loss)                                  $    .08     $   (.08)
                                                                ========      =======

    Fully Diluted Earnings*
             Net Income (Loss) Available to Common              $  6,185     $ (4,195)
                                                                ========      =======
    Fully Diluted Shares
             Weighted average number of Common and Series A
              Common Shares Outstanding                           77,417       54,836
              Additional shares assuming issuance of:
                 Options and Stock Appreciation Rights                60          ---
                 Convertible Preferred Shares                      1,071          ---
                 Common Shares Issuable                            1,039          ---
                                                                --------      -------
              Fully Diluted Shares                                79,587       54,836
                                                                ========      =======

    Fully Diluted Earnings per Common Share
             Net Income (Loss)                                  $    .08     $   (.08)
                                                                ========      =======

    * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                  Exhibit 11

                                  United States Cellular Corporation
                               Computation of Earnings Per Common Share
                               (in thousands, except per share amounts)


    Six Months Ended June 30,                                      1994         1993
    --------------------------------------------------------------------------------------

    Primary Earnings
             Net Income (Loss) Available to Common              $  4,355     $(13,403)
                                                                ========     =======

    Primary Shares
             Weighted average number of Common and Series A
              Common Shares Outstanding                           76,279      54,414
             Additional shares assuming issuance of:
              Options and Stock Appreciation Rights                   66         ---
              Convertible Preferred Shares                         1,102         ---
              Common Shares Issuable                               1,645         ---
                                                                --------     -------
             Primary Shares                                       79,092      54,414
                                                                ========     =======
    Primary Earnings per Common Share
             Net Income (Loss)                                  $    .06     $  (.25)
                                                                ========     =======

    Fully Diluted Earnings*
             Net Income (Loss) Available to Common              $  4,355     $(13,403)
                                                                ========     =======
    Fully Diluted Shares
             Weighted average number of Common and Series A
              Common Shares Outstanding                           76,279      54,414
              Additional shares assuming issuance of:
                 Options and Stock Appreciation Rights                66         ---
                 Convertible Preferred Shares                      1,102         ---
                 Common Shares Issuable                            1,645         ---
                                                                --------     -------
              Fully Diluted Shares                                79,092      54,414
                                                                ========     =======

    Fully Diluted Earnings per Common Share
             Net Income (Loss)                                  $    .06     $  (.25)
                                                                ========     =======

    * This calculation is submitted in accordance with Securities Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.